UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    November 3, 2003

Commission File Number: 1-11008

CATALINA MARKETING CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	33-0499007
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)
200 Carillon Parkway, St. Petersburg, Florida	33716-2325
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (727) 579-5000

TABLE OF CONTENTS

Item 6. Resignation of Registrant’s Directors
Item 7. Exhibits and Financial Statements
Signatures
Exhibit 99.1 Press Release dated November 3, 2003

Item 6. Resignation of Registrant’s Directors

     Catalina Marketing Corporation has announced the resignation of Daniel D. Granger as Chairman and Chief Executive Officer. Catalina’s Board of Directors named Michael R. O’Brien, one of the company’s founders and a former Chairman and Chief Executive Officer of the company, as interim Chief Executive Officer. Frederick W. Beinecke was named Chairman of the Board of Directors. The resignation and new appointments are effective immediately.

Item 7. Exhibits and Financial Statements

     Exhibit 99.1 – Press Release

SIGNATURES

November 5, 2003	CATALINA MARKETING CORPORATION (Registrant)

/s/ Christopher W. Wolf Christopher W. Wolf Executive Vice President and Chief Financial Officer (Authorized officer of Registrant and principal financial officer)